UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 27, 2023 (September 22, 2023)

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

864 Spring Street NW
Atlanta, GA 30308
(Address of principal executive offices, and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Timothy C. Oliver has been designated as the Chief Executive Officer of NCR Atleos, LLC (“Atleos”), effective as of and conditional upon the separation of Atleos from NCR Corporation (the “Company,” to be renamed NCR Voyix) and the distribution of the shares of Atleos to common stockholders of the Company (collectively the separation and distribution, the “spin-off”). Mr. Oliver will cease serving as the Senior Executive Vice President and Chief Financial Officer of the Company upon the closing of the spin-off.

As previously announced, David Wilkinson has been designated as the Chief Executive Officer of the Company, effective as of and conditional upon the closing of the spin-off. Michael D. Hayford will cease serving as the Chief Executive Officer of the Company upon the closing of the spin-off.

Mr. Wilkinson, 50, has served as Executive Vice President and President of NCR Commerce since December 2022, and is responsible for creating and executing the Company’s overall vision and strategy for the retail and hospitality industries. Since joining the Company in November 2010, Mr. Wilkinson has overseen the sales and retail operations at the Company in various roles as vice president, senior vice president and President of NCR Retail. Prior to joining the Company, Wilkinson held various leadership positions at leading IT and telecom firms including Avaya, Nortel and Verizon. In addition to his current duties, he is also a member of the Board of Trustees for the NCR Foundation, a board member for Junior Achievement of Georgia and serves on the board of directors of the National Retail Federation.

In connection with his designation as Chief Executive Officer of the Company, the Company and Mr. Wilkinson entered into an employment agreement, effective as of and conditional upon the closing of the spin-off, pursuant to which he will receive an annual base salary of $800,000 and participate in the Company’s Management Incentive Plan with a total annual cash target bonus opportunity of 150% of his base salary. Beginning in 2024, Mr. Wilkinson will also be eligible to receive annual equity grants under the Company’s equity-based incentive compensation program with a minimum grant date value equal to $5,500,000. In the event of a qualifying termination, Mr. Wilkinson will participate in the Company’s Executive Severance Plan with a separation benefit of one times his annual base salary and target bonus, and will participate in the Company’s Amended and Restated Change in Control Severance Plan with a separation multiplier equal to two-hundred percent. The employment agreement also contains customary employment terms and conditions, and in-term and post-term restrictive covenants applicable to Mr. Wilkinson.

The completion of the spin-off is subject to certain conditions as described in the registration statement on Form 10 initially filed by Atleos with the U.S. Securities and Exchange Commission on June 26, 2023 and as further amended thereafter and declared effective August 11, 2023, and in the related Atleos information statement, dated August 14, 2023, to be made available to the Company’s stockholders. There are no assurances as to when the spin-off will be completed, if at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2023

NCR Corporation

By:	/s/ Timothy C. Oliver
Timothy C. Oliver
Senior Executive Vice President and Chief Financial Officer

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